EXHIBIT 10.1 (i)

L O A N A G R E E M E N T

AGREEMENT, made as of this 30th day of June, 2004

by and among:

ZION OIL & GAS, INC. of 6510 Abrams Rd., Suite 300, Dallas, TX 75231

(the "Borrower")

and

ROBERT E. RENDER TRUST U/A DTD 2-15-94 of Lewiston, Michigan

(the "Lender")

WHEREAS, Borrower is currently in the process of raising funds by an initial public offering in the United States ("IPO") pursuant to a Registration Statement filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Act") declared effective on February 17, 2004 (the "Registration Statement"); and

WHEREAS, the IPO is being underwritten by Network 1 Financial Securities, Inc. on a best efforts minimum-maximum basis to raise between $6,500,000 and $35,000,000 through the sale of shares of common stock of the Lender, par value $0.01 per share (the "Common Stock") at $5.00 per share; and

WHEREAS, by its terms, an initial closing of the IPO must take place following the receipt of subscription for at least the minimum offering and no later than August 30, 2004, as extended from the originally set date for initial closing of May 31, 2004, in accordance with the terms of the offering as described in the Registration Statement (the "Initial Closing"), barring which the Registration Statement will be withdrawn and subscriptions returned; and

WHEREAS, due to delays experienced in the process of raising funds necessary to comply with the conditions for the Initial Closing, the Borrower is in need of funds to cover working capital and other financial needs during the period preceding the Initial Closing and in connection therewith ("Pre-Closing Funding Needs"); and

WHEREAS, Lender is willing to loan to the Borrower amounts up to $300,000.00 (the "Loan") towards the Borrower's Pre-Closing Funding Needs on the terms and conditions set forth below; and

WHEREAS, the Borrower wishes to accept the Loan from the Lender pursuant to the terms and conditions set forth below;

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions

(a) The "Loan" shall mean a fixed rate loan to Zion Oil & Gas, Inc. of up to $300,000.00 due on March 2, 2005 (the "Loan Due Date"), subject to Lender's option (the "Extension Option") to convert the Loan into a five (5) year reducing principal term loan with final payment due on August 1, 2009 (the "Extended Due Date").

(b) "Loan Agreement" shall mean this Agreement.

(c) The "Loan Period" shall mean the period commencing on the Effective Date as defined in section 12 below and ending on the Loan Due Date or the Extended Loan Due Date, as appropriate..

(d) "Dollars" shall mean Dollars which are the lawful money of the United States of America.

(e) "Affiliate" shall mean any entity controlling, controlled by or under common control with the Lender or a Person controlling the Lender. For purposes of this definition, "control" shall have the meaning presently specified in Rule 405 promulgated under the Act.

(f) "Person" shall mean an individual, a corporation, a partnership, a limited liability company or a trust.

2. Loan and Term. The Lender hereby agrees, on the terms and subject to the conditions of this Loan Agreement, to loan in one or more tranches to the Borrower during the Loan Period, through and including the Loan Due Date or, if the Extension Option is exercised, the Extended Loan Due Date amounts up to $300,000.00 (Three Hundred Thousand Dollars); provided, however, Lender is under no obligation to lend to Borrower any amount in excess of $100,000. To avoid any doubt, if the Extension Option is exercised, it must be exercised in whole for each note that is issued in evidence of the Loan as provided by the terms of section 4 below, but the exercise decision may be made separately for each note.

3. Disbursement of Loan Proceeds. The Lender shall transfer to the Borrower or cause to be transferred to Borrower $100,000 as of the date hereof and such additional amounts thereafter up to a total amount of $300,000, in such amounts and at such times, as are mutually agreed upon between Lender and Borrower.

4. The Note. The Loan shall be evidenced by series of promissory notes of the Borrower in the form of Exhibit 1 attached hereto (the "Note"); provided, however, that if the Lender exercises its right under section 11 below to assign its rights and obligations under this Loan Agreement, the Loan may be evidenced by one or more promissory notes each in a form identical to the Note except with respect to the principal amount of the Note and the principal repayment amounts which shall reflect the proportionate amounts of the Loan for which the Lender and each assignee is responsible, provided that in no event will any initial note to an assignee be for a principal amount of less than Fifty Thousand Dollars ($50,000). The Note shall be subject to repayment, in whole or in part, as provided by the terms thereof.

5. Interest. Interest shall accrue at the rate of 10% per annum, payable in full on or before the Loan Due Date or, if appropriate, the Extended Loan Due Date and calculated as set forth in the Note.

6. Payments. The outstanding balance of principal and accrued interest shall be paid by Borrower to Lender (on behalf of all holders of notes issued pursuant to section 4 above) as provided in the Note in immediately available funds delivered by bank wire to an account designated in writing by Lender. In the absence of such a designation, immediately available funds in the form of a certified check drawn on a United States bank shall be delivered to Lender at the location set forth in section 9 below.

7. Additional Consideration. In order to induce Lender to enter into this Loan Agreement and stand the Loan to the Borrower and as additional consideration therefore, the Borrower shall grant to Lender with respect to each $50,000 of principal amount of notes, a warrant to purchase 10,000 (Ten Thousand) shares of Common Stock of the Borrower at an exercise price of $3.00 (Three Dollars) per share (the "Warrants") and pursuant to such other terms and conditions as provided in a Warrant Certificate to be issued by the Borrower in the form of Exhibit 2 attached hereto (the "Warrant Certificate"). The Warrants may be exercised at any time during the period commencing January 1, 2006 and terminating December 31, 2006. The Warrants shall be granted and the Warrant Certificate signed effective upon each disbursement of the Loan Proceeds pursuant to section 3 above with respect to the loan principal of the note issued in connection with such disbursement. In the event more than one note is issued to evidence the Loan as provided in section 4 above, a number of Warrant Certificates shall be issued equal in amount to the number of notes issued, each Warrant Certificate for a number of shares representing that proportionate share of 10,000 as the loan principal of the note held by the holder of the Warrant Certificate bears to $50,000.

8. Lender Representations, Warranties and Agreements concerning Warrants. In connection with the grant of the Warrants as provided in section 7 above and the acceptance of such grant as part of the consideration for agreeing to make and making the Loan to Borrower (such grant being "Additional Consideration"), the Lender on its own behalf and, as attorney in fact of each assignee, if any, under section 11 below, on behalf of each such assignee, represents and warrants as follows (unless otherwise required by the context, each reference below to Lender to refer jointly and severally to Lender on its own behalf and on behalf of each and every assignee, if any):

(a) The Lender has received, read and relied only on the information contained in the following documents of the Borrower:

(i) Amended Registration Statement and Prospectus, dated February 12, 2004,

(ii) Confidential Pro Forma Presentation of the Joseph Project in Israel, dated October 2003,

(iii) Prospect Description for the Joseph Project in Israel, dated January 2003,

(iv) The Borrower"s Annual Report on Form 10-KSB as filed with the SEC for the year ended December 31, 2003,

(v) The Borrower's Quarterly Report on Form 10-QSB filed with the SEC for the quarterly period ended March 31, 2004, and,

(vi) Report dated May 2004 by Stephen Pierce & Associates.

(collectively, "Investor Documents"), has relied only on the information contained therein or otherwise provided in writing by the Borrower, has not relied on any oral representations, has been given the opportunity to ask questions, and has been given access to full and complete information regarding the Borrower;

(b) The Lender recognizes that the Warrants and the shares of Common Stock underlying the Warrants have not been registered under the Act, nor under the securities laws of any state or country and the Lender has no right to require such registration and no registration is contemplated;

(c) The Lender believes that the acceptance of the Warrants as Additional Consideration for agreeing to make and making the Loan is suitable based upon the undersigned's investment objectives and financial needs, and the undersigned has no need for liquidity of the Additional Consideration;

(d) The Lender has the requisite knowledge to assess the relative merits and risks, is capable of interpreting financial statements, or has relied upon the advice of counsel, accountants and/or purchaser representative(s) with regard to tax aspects, risks and other considerations involved in making the Loan and in accepting the Warrants as Additional Consideration therefore and fully understands that it must look to its own advisors with respect to the tax consequences of accepting the Warrants as Additional Consideration for making the Loan and consult with independent tax counsel or advisors regarding the tax consequences of making the Loan and accepting the Warrants;

(e) The Lender is acquiring the Warrants for long-term investment and not with a view toward resale, fractionalization or division or distribution thereof and the undersigned is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Act and the special meaning given to such term in various releases of the SEC;

(f) The Lender realizes that the Warrants cannot readily be sold as there will be no public market, that it may not be possible to sell or dispose of the Warrants and therefore the Warrants must not be accepted as Additional Consideration unless the Lender has liquid assets sufficient to assure that such acceptance will cause no undue financial difficulties and the Lender can provide for current needs and possible future contingencies;

(g) The Lender understands that the ability to transfer the Warrants will be restricted unless the transfer is not in violation of the Act and the Securities Exchange Act of 1934, and that a legend will be placed on documents evidencing the restrictions against transfer;

(h) The Lender understands that the books and records of the Company will be available upon reasonable notice for inspection during reasonable business hours at the Company's place of business to a representative of the Lender who will act for purposes of this clause (h) as the joint representative of Lender and each and all assignees (if any);

(i) The Lender has been provided access to all information requested in addition to the Investor Documents, including all documents referred to therein in evaluating its making of the Loan and accepting the Warrants as Additional Consideration;

(j) The Lender certifies that it is now and at the Effective Date will be (and each assignee, if any, at the Effective Date will be) an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Act and that the Warrants are being accepted by the Lender in the Lender's name solely for the Lender's own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any Person;

(k) The Lender is willing and able to bear the economic risk and loss of an investment in the Company in an amount equal to the value of the Additional Consideration; in making this statement, consideration has been given to whether the Lender could afford a complete loss; and

(l) The Lender agrees that the Warrants shall not be sold, pledged, hypothecated, or otherwise transferred except as provided under the Securities Act of 1933, unless registered under the Securities Act and all applicable state securities laws or exempted there from.

(m) The Lender agrees that a legend in substantially the form appearing at para. 3(a) of the Warrant Certificate will be placed on certificates representing shares of the Common Stock underlying the Warrants, in the event of their exercise.

9. Notices. Unless otherwise provided herein or by the terms of the Note or the Warrant Certificate, all notices, requests, reports or other communications pursuant to the Loan Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested) or by facsimile (receipt electronically confirmed, with copy by ordinary first-class mail) addressed as follows:

If to Borrower to:

Zion Oil & Gas, Inc.

6510 Abrams Rd., Suite 300

Dallas, Texas 75231

Attention: Eugene A. Soltero, President

Tel: +214-221-4610

Fax: +214-221-6510

If to Lender or any assignee to:

Robert E. Render Trust U/A DTD 2-15-94

P.O. Box 809

Lewiston, MI 49756

Attention: Robert E. Render, Trustee

Tel: +989-786-3727

Fax: +989-786-5950

Any part may change the person or the address to whom or which notices may be given hereunder, by notice duly given hereunder; provided that such notice shall be deemed to have been given only when actually received by the party to which it is addressed.

10. Counterparts. This Loan Agreement may be signed in any number of counterparts with the same effect as if the signature thereto were upon the same instrument.

11. Binding Effect; Assignment. This Loan Agreement shall be binding upon and inure to the benefit of the Borrower, its successors and Permitted Assignees and to the benefit of the Lender, its successors and Permitted Assignees. The rights and obligations of the Lender under this Loan Agreement may be assigned in whole or in part to no more than three (3) assignees (each a "Permitted Assignee") : provided (a) that the assignee is an Affiliate of Lender and (b) that any such assignee shall prior to and as condition to the assignment becoming effective (i) be an "accredited investor" as such term is defined in section 8(j) above, (ii) confirm in writing in a form satisfactory to Borrower the Representations, Warranties and Agreements made in its name and on its behalf in section 8 above, and (iii) appoint in writing in form satisfactory to Borrower Lender as its agent and attorney-in-fact for all purposes of the Loan Agreement and those notes and Warrant Certificates issued or to be issued hereunder and all transactions contemplated hereby. Except as otherwise permitted under the provisions of this section 11, the rights and obligations of the parties under this Loan Agreement shall not be assigned or delegated without the prior written consent of the other party, and any purported assignment or delegation otherwise shall be void.

12. Effective Date. The "Effective Date" of this Loan Agreement shall be that date on which the John Brown, Chairman, or Eugene Soltero, President, of the Borrower shall confirm to Robert E. Render, Trustee on behalf of Lender that all conditions of the Borrower's Board of Directors for entry into effect of the Loan Agreement have been met.

13. Governing Law. The Loan Agreement and all other documents and instruments executed and delivered in connection herewith shall be governed by, and construed and interpreted in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the date first above written.

BORROWER:	LENDER:

ZION OIL & GAS, INC.	ROBERT E. RENDER TRUST U/A DTD 2-15-94

/s/ John M. Brown	/s/ Robert E. Render, Trustee
By: John M. Brown, Chairman and CEO	By: Robert E. Render, Trustee